Exhibit 10.1

SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

Grantor:	(1)	Zones, Inc.

	(2)	Fana Auburn LLC

Grantee:		U.S. Bank National Association

Abbreviated Legal:		New Lot B of LLA No. LLA-03-0017, Rec. #
20040212001748

Tax Parcel No.:		0301500120; 0301500270

        THIS AGREEMENT is made and entered into as of June 22, 2004 by, between and among U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with any other party referred to in paragraph 5 hereof, the “Lender”), ZONES, INC., a Washington corporation (“Tenant”), and FANA AUBURN LLC, a Washington limited liability company (“Landlord”).

RECITALS

        A. Lender is or will be the Beneficiary under a Deed of Trust (the “Mortgage”), which Mortgage does or will constitute a lien or encumbrance on that certain real property more particularly described in the attached Exhibit “A” (the “Property”).

        B. Tenant is the holder of a leasehold estate for approximately 106,308 rentable square feet in the building located on the Property (the “Leased Premises”) pursuant to the terms of that certain Office Lease dated June 9, 2003 , and executed by Tenant and The Boeing Company, as landlord (as amended to the date hereof, the “Lease”), the landlord’s interest in which has been, or will be, assigned to Landlord.

        C. Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

AGREEMENTS

        1. So long as no default exists nor any event has continued to exist for such period of time (after notice, if any, required by the Lease and after the expiration of any cure period provided for in the Lease) as would entitle the Landlord under the Lease to terminate the Lease or would cause, without any further action of Landlord the termination of the Lease or would entitle Landlord to dispossess Tenant thereunder, the Lease shall not be terminated nor shall Tenant’s use, possession, and enjoyment of the Leased Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any foreclosure or in any action or proceeding instituted under or in connection with the Mortgage or by reason of any deed in lieu of foreclosure of the Mortgage. In addition, Tenant shall not be named or joined in any foreclosure, trustee’s sale or other proceeding to enforce the Mortgage unless the joinder is required in order to perfect such foreclosure, trustee’s sale, or other proceeding.

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        2. If the interests of Landlord shall be transferred to and/or owned by Lender by, reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by it, or by any other manner, including but not limited to Lender’s exercise of its rights under any assignment(s) of leases and rents or a deed in lieu of foreclosure, and Lender succeeds to the interest of the Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Tenant, with the same force and effect as if Lender were the Landlord under the Lease, and Tenant does hereby attorn to Lender as its lessor, said attornment to be effective and self-operative without the execution of any further instruments immediately upon Lender’s succeeding to the interest of the Landlord under the Lease; provided, however, that Tenant shall be obligated to pay rent to Lender, rather than Landlord, only when Tenant receives written notice to that effect from Lender. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

        3.If Lender shall succeed to the interest of Landlord under the Lease, Lender shall, subject to the last sentence of this Section 3, be bound to Tenant under all of the terms, covenants and conditions of the Lease; provided, however, that Lender shall not be:

        (a) Liable for any act or omission of any prior landlord (including Landlord); or

        (b) Subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

        (c) Bound by any rent or additional rent or advance rent which Tenant might have paid more than one month in advance of the then current month to any prior landlord (including Landlord) and all such rent shall remain due and owing notwithstanding such advance payment (other than a payment of rent one month in advance of the then current month) unless actually received by Lender nor bound by any security deposit paid by Tenant unless actually received by Lender; or

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        (d) Bound by any amendment or modification of the Lease made after the date hereof without its written consent.

        Neither the original Lender named in this Agreement nor any other party who, from time to time, shall be included in the definition of Lender hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement with respect to any matters arising during any period of time falling after it ceases to own a fee interest in the property described on Exhibit “A”.

        4. Subject to the terms of this Agreement (including but not limited to those in Section 2 hereof), Tenant hereby subordinates the Lease, in each and every respect, to the Mortgage and to any and all renewals, modifications, extensions, substitutions, replacements, and/or consolidations of the Mortgage. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Lender of any of the terms, covenants, provisions or remedies of the Mortgage.

        5. The term “Lender” shall be deemed to include U.S. Bank National Association, any of its successors and assigns, and any agent for or members of a loan syndication, including anyone who shall have succeeded to Landlord’s interest by, through or under judicial or power of-sale foreclosure or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise, including without limitation a purchaser at a foreclosure sale or the grantee under a deed in lieu of foreclosure.

        6. In the absence of the prior written consent of Lender, Tenant agrees not to do any of the following (a) prepay the rent under the Lease for more than one (1) month in advance of the then current month; (b) enter into any agreement with the Landlord to amend or modify the Lease or (c) voluntarily surrender the Leased Premises or terminate the Lease.

        7. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such failure, Tenant shall not take any action with respect to such failure under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, during any period provided for notice or cure of such default under the Lease or under applicable law, provided however, that in the case of any such default which cannot with diligence be cured within said time period, if Lender shall commence to cure such failure within such period and thereafter prosecute the cure of such default with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

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        8. Tenant acknowledges that Landlord and Lender have entered into an Assignment of Landlord’s interest in Leases and Rents which Assignment has been, or will be, recorded in the public records of King County, Washington. Landlord hereby authorizes Tenant to pay to Lender all installments of rent and all other amounts payable by Tenant under the Lease, effective upon Tenant’s receipt of notice from Lender that Landlord is in default under any obligation secured by the Mortgage or by such Assignment, and Landlord agrees that payment by Tenant to Lender of any amount due by Tenant under the Lease shall satisfy Tenant’s obligation to pay such amount to Landlord.

        9. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

        10. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart. This Agreement shall be executed in recordable form and shall be recorded at the expense of Landlord in the Auditor’s Office of King County, Washington.

        11. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if delivered in person to the intended addressee or delivered by a nationally recognized overnight courier service for next business day delivery with all applicable delivery charges prepaid. Notice so given shall be effective upon its deposit with the recipient. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notices, the addresses of the parties shall be:

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Landlord:

16400 Southcenter Parkway, Suite 204
Tukwila, WA 98188
Attention: Michael W. Chase
Fax Number: (206) 575-4833

Tenant:

Zones, Inc.
1102 15th Street SW, Suite 102
Auburn, WA 98001

Attention: Firoz Lalji
Fax Number: 253.205.3626

Lender:

U.S. Bank, N.A.
10800 NE 8th Street, Suite 1000
Bellevue, WA 98004
Attention: Frank M. Buty
Fax Number: (425) 450-5989

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth in this paragraph.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TENANT:

ZONES, INC.

By:
      ——————————————
Name:  Firoz Lalji
Title:    President

LANDLORD:

FANA AUBURN LLC

By:
      ——————————————
       Michael W. Chase
       Vice President

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:
      ——————————————
      Frank M. Buty
Senior Vice President

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STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

        I certify that I know or have satisfactory evidence that _FIROZ LALJI__ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, and acknowledged it as the PRESIDENT of ZONES, INC. to be the free and voluntary act of such entity for the uses and purposes mentioned in the instrument.

DATED: June 22, 2004

NAME: David Shay
(Print Name)
Notary Public in and for the State of
Washington
Commission Expires:

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STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

        I certify that I know or have satisfactory evidence that MICHAEL W. CHASE is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument as the VICE PRESIDENT on behalf of FANA AUBURN LLC, a Washington limited liability company, pursuant to the provisions of the Limited Liability Company Agreement of said company, and acknowledged it to be the free and voluntary act of said company for the uses and purposes mentioned in the instrument.

DATED: June 22, 2004

NAME: David Shay
(Print Name)
Notary Public in and for the State of
Washington
Commission Expires:

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STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

        I certify that I know or have satisfactory evidence that FRANK M. BUTY is the person who appeared before me, and said person acknowledged that he signed this instrument, and acknowledged it as the SENIOR VICE PRESIDENT of U.S. BANK NATIONAL ASSOCIATION to be the free and voluntary act of such entity for the uses and purposes mentioned in the instrument.

DATED: June 22, 2004

NAME: Catherine M Morse
(Print Name)
Notary Public in and for the State of
Washington
Commission Expires:

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EXHIBIT A

LEGAL DESCRIPTION

NEW LOT B OF CITY OF AUBURN LOT LINE ADJUSTMENT NO. LLA-03-0017, ACCORDING TO THE LOT LINE ADJUSTMENT RECORDED UNDER KING COUNTY RECORDING NO. 200402122001748, BEING A PORTION OF LOTS 12-16 AND 24-28 OF AUBURN 400 CORPORATE PARK NO. 1;

SITUATE IN THE CITY OF AUBURN, COUNTY OF KING, STATE OF WASHINGTON.

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